UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     June 9, 2009

FLINT TELECOM GROUP, INC.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-21069	36-3574355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

327 Plaza Real, Suite 319, Boca Raton, FL 33432
----------------------------------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)   (Zip Code)

(561) 394-2748
-----------------------------------------------------------------
(Registrant’s Telephone Number, including area code)

---------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

Effective June 4, 2009, Flint Telecom Group, Inc. (“Flint” or “we”) and its wholly owned subsidiaries entered into a Loan and Security Agreement with Thermo Credit LLC (“Thermo”), for a line of credit in an amount not to exceed $2,000,000(the “Agreement”).

Under the terms of the Agreement, we agreed to pay a commitment fee equal to 2%of the amount of the Credit Facility, an unused facility fee of 0.25% per annum and a monitoring fee equal to the greater of$1,500.00 per month, or 0.05% of the Credit Facility per week.

The line of credit is evidenced by a Loan and Security Agreement and a Promissory Note in the maximum amount of $2,000,000.   The Note carries an interest rate of the greater of the prime rate plus 8%, or 15%.

The indebtedness is secured by Flint’s pledge and grant to Thermo of a security interest in all Flint’s and its Subsidiaries’ property or assets, real or personal, tangible or intangible, now existing or hereafter acquired.

The foregoing descriptions of the Loan and Security Agreement and the Promissory Note are qualified in their entirety by reference to the full text of those documents, which are attached hereto as Exhibits 4.1 and 4.2 respectively, and are incorporated herein by reference.

ITEM 9.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c)	Exhibits. The following exhibits are filed with this report:

Exhibit Number --------------------	Description ---------------

4.1	Loan and Security Agreement by and among Thermo Credit LLC and Flint Telecom Group, Inc. and its wholly owned subsidiaries dated June 4, 2009.

4.2	$2,000,000 Promissory Note issued to Thermo Credit LLC dated June 4, 2009.

                                                        SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLINT TELECOM GROUP, INC.
By: /s/ Vincent Browne
Date: June 9, 2009	Vincent Browne,
Chief Executive Officer